As of February 9, 1997

                             LOCK-UP AGREEMENT

          Quintiles Transnational Corp.
          4709 Creekstone Drive
          Riverbirch Building, Suite 300
          Durham, North Carolina 27703-8411

          Goldman, Sachs & Co.
          Morgan Stanley & Co. Incorporated
          Smith Barney Inc.
          William Blair & Company, L.L.C.
            As Representatives of the
            Several Underwriters

          c/o Goldman, Sachs & Co.
          85 Broad Street
          New York, New York 10004

          Ladies and Gentlemen:

                    The undersigned understands that Goldman,
          Sachs & Co., Morgan Stanley & Co. Incorporated, Smith Barney Inc., and William Blair & Company, L.L.C. as representatives (the "U.S. Representatives") of the several U.S. underwriters (the "U.S. Underwriters") propose to enter into a U.S. Underwriting Agreement (the "U.S. Underwriting Agreement"), and Goldman Sachs International, Morgan Stanley & Co. International Limited, Smith Barney Inc. and William Blair & Company, L.L.C., as representatives (the "International Representatives", and together with the U.S. Representatives, the "Representatives") of the several international underwriters (the "International Underwriters", and together with the U.S. Underwriters, the "Underwriters") propose to enter into an International Underwriting Agreement (the "International Underwriting Agreement", and together with the U.S. Underwriting Agreement, the "Underwriting Agreements"), in each case, with Quintiles Transnational Corp., a North Carolina corporation (the "Company"), and certain shareholders of the Company (the "Selling Shareholders"), providing for the public offering (the "Public Offering") by the several Underwriters of up to 4,600,000 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company (the "Common Stock").

                    In order to induce the Company, the Selling
          Shareholders and the Underwriters to execute and deliver the Underwriting Agreements, to induce the Underwriters to purchase and make the Public Offering of the Shares, to facilitate the orderly distribution of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Goldman, Sachs & Co., on behalf of the Underwriters, and the Company, the undersigned will not, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final prospectus for the Public Offering (which date will be notified to the undersigned by Goldman, Sachs & Co. and the Company), offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities of the Company that are substantially similar to the Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities of the Company (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the final prospectus for the Public Offering).

                                     Very truly yours,

                                     /s/ Christopher M. Masterson
                                     ----------------------------------
                                     HSBC PRIVATE EQUITY INVESTMENTS
                                     LIMITED


                                     /s/ Patrick Sellers
                                     ----------------------------------
                                     LLOYDS DEVELOPMENT CAPITAL
                                     LIMITED


                                     /s/ Christopher M. Masterson
                                     ----------------------------------
                                     MSS NOMINEES LIMITED
                                     (ACCOUNT 758170)


                                     /s/ Christopher M. Masterson
                                     ----------------------------------
                                     MSS NOMINEES LIMITED
                                     (ACCOUNT 758979)

                                     /s/ Christopher M. Masterson
                                     ----------------------------------
                                     MSS NOMINEES LIMITED
                                     (ACCOUNT 757549)


                                     /s/ Christopher M. Masterson
                                     ----------------------------------
                                     MSS NOMINEES LIMITED
                                     (ACCOUNT 778392)


                                     /s/ Christopher M. Masterson
                                     ----------------------------------
                                     GENERAL ACCIDENT EXECUTOR AND
                                     TRUSTEE COMPANY LIMITED
                                     (ACCOUNT H715)


                                     /s/ Christopher M. Masterson
                                     ----------------------------------
                                     GENERAL ACCIDENT EXECUTOR AND
                                     TRUSTEE COMPANY LIMITED
                                     (ACCOUNT H716)